REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


                  THIS REGISTRATION RIGHTS AGREEMENT, is made and entered into as of February 11, 1999 between BENTLEY PHARMACEUTICALS, INC., a Florida corporation (the "Company") and Yungtai Hsu ("Hsu").

                  WHEREAS, upon the terms and subject to the conditions of an Asset Purchase Agreement, dated February 1, 1999, effective as of December 31, 1998 (the "Asset Purchase Agreement"), between the Company and Hsu, in which Hsu agreed to sell certain of his assets to the Company, Hsu has agreed to accept 225,807 shares (the "Shares") of common stock, $0.02 par value per share (the "Common Stock") of the Company as part of the Purchase Price (as defined in the Asset Purchase Agreement);

                  WHEREAS, to induce Hsu to accept the Shares as part of the Purchase Price, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Act"), with respect to the Shares;

                  WHEREAS, as of the date hereof, Hsu and the Company entered into a Subscription Agreement with respect to the Shares (the "Subscription Agreement");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Hsu hereby agree as follows:

                  1.       Definitions.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (ii) "Registrable Securities" means the Shares.

                  (iii) "Registration Statement" means a registration statement of the Company under the Act, including any amendments or supplements thereto and prospectuses contained therein.

                  (iv) "Stockholder" means Hsu and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

                  2.       Restrictions on Transfer.

                  (a) The Stockholder acknowledges and understands that prior to the registration of the Shares as provided herein, the Shares are "restricted securities" as defined in Rule 144 promulgated under the Act ("Rule 144"). The Stockholder understands that the Shares may not be offered, transferred, resold, pledged, hypothecated or otherwise disposed of in the absence of (i) an opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company that such transfer may be made without registration under the Act or
(ii) an opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company that the Shares have been Registered.

                  (b) The Stockholder acknowledges that the Company has issued the Shares to the Stockholder pursuant to an exemption from registration under the Act. Stockholder represents that (i) he has acquired the Shares for investment and without any view toward distribution of any of Registrable Securities to any other person, (ii) he will not sell or otherwise dispose of the Shares except in compliance with the registration requirements or exemption provisions under the Act and (iii) before any sale or other disposition of any of the Shares other than in a sale registered under the Act or pursuant to Rule 144 or 144A (or any similar provisions then in force) under the Act (unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 or Rule 144A, as the case may be, for such sale), he will deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is unnecessary.

                  (c) Each instrument or certificate evidencing or representing the Shares, and any certificate issued in exchange therefor or transfer thereof, shall bear legends substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT

                  REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                  3.       Registration.

                  (a) If at any time or from time to time following the date hereof, the Company shall determine to register any distribution of its securities with the SEC, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of shares of Common Stock to the general public pursuant to a public offering in compliance with the Act (except with respect to any registration filed on Form S-4 or such other form which does not include substantially the same information as would be included in a registration statement covering the sale of shares of Common Stock to the general public), the Company will: (i) give to Stockholder written notice thereof at least 30 days before the initial filing of such registration statement; and (ii) include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Shares, specified in a written request, made within 30 days after receipt of such written notice from the Company, by the Stockholder, except as set forth in subparagraphs (b) or below. Notwithstanding the foregoing, the Stockholder shall not have registration rights with respect to a particular registration statement in the event that any investor or lender for whom the registration statement is filed objects to the inclusion of other shares of Common Stock, including the Shares, in such registration statement.

                  (b) If the distribution is to be underwritten, the right of the Stockholder to registration pursuant to this Section shall be conditioned upon Stockholder's participation in the underwriting and the inclusion of the Shares and securities underlying the Shares, as the case may be, in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and such determination is made by such underwriter in writing, then the underwriter may limit the number of the Stockholder's Shares to be included in the registration and underwriting, or may exclude the Shares from such underwriting.

                  4.   Obligations  of  the  Company.   In  connection   with  a
registration of the Registrable Securities under Section 3 hereof, the Company shall do each of the following:

                  (a) Prepare and file with the SEC, a Registration Statement with respect to the Registrable Securities, and thereafter use its best efforts to cause each Registration Statement relating to the Registrable Securities to become effective on or before 120 days from the filing of such Registration Statement with the SEC, and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is three years after the Closing Date; (ii) the date when the Stockholder may sell all Registrable Securities under Rule 144 or (iii) the date the Stockholder no longer owns any of the Registrable Securities, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) The Company shall permit a single firm of counsel designated by the Stockholder to review the Registration Statement a reasonable period of time prior to the Company's filing of the Registration Statement with the SEC;

                  (d) Furnish to the Stockholder (i) promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement, each prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholder;

                  (e) As promptly as practicable after becoming aware of such event, the Company shall notify the Stockholder of (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Stockholder as he may reasonably request; provided that, for not more than twenty days (or a total of not more than forty days in any twelve month period, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, the best interests of the Company and in the opinion of counsel to the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Stockholder in writing of the existence of material non-public information giving rise to an Allowed Delay and
(ii) advise the Stockholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 4(e) with respect to the information giving rise thereto;

                  (f) As promptly as practicable after becoming aware of such event, notify the Stockholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice declaring the effectiveness of the Registration Statement or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time; and

                  (g) Take all other reasonable actions necessary to expedite and facilitate disposition by the Stockholder of the Registrable Securities pursuant to the Registration Statement.

                  5. Obligations of the Stockholder. In connection with the registration of the Registrable Securities, the Stockholder shall have the following obligations:

                  (a) It shall be a condition  precedent to the  obligations  of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Stockholder that the Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Stockholder of the information the Company requires from the Stockholder (the "Requested Information") if the Stockholder elects to have any of the Stockholder's Registrable Securities included in the Registration Statement. If at least three Business Days (as defined below) prior to the filing date the Company has not received the Requested Information from the Stockholder, then the Company may file the Registration Statement without including Registrable Securities of the Stockholder;

                  (b) The Stockholder by acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Stockholder has notified the Company in writing of the Stockholder's election to exclude all of its Registrable Securities from the Registration Statement; and

                  (c) The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) or 4(f), above, the Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) or 4(f) and, if so directed by the Company, the Stockholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  6.       Expenses of Registration.

                  (a)  All  reasonable  expenses,  other  than as set  forth  in
Section 6(b) hereof, filings or qualifications pursuant to Section 4, including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (b) All underwriting discounts and commissions incurred in connection with registrations shall be paid by the Stockholder.

                  7. Indemnification. Hsu shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (i) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by Hsu to the Company, (or its officers, directors, employees, agents or representatives), or omitted or alleged to have been omitted by Hsu, concerning Hsu, or Hsu's authority to invest or financial position in connection with the offering or sale of the Shares, or (ii) any breach of warranty or failure to comply with any covenant contained in this Agreement, including, without limitation, any such misrepresentation, misstatement or omission, or breach of any warranty or covenant, contained herein or any other document submitted by Hsu, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement in matters settled in accordance with the provision of the following paragraph) incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding; provided, however, that Hsu will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification.

                  In case any proceeding shall be instituted involving any person with respect to whom indemnity may be sought, such person (the "Indemnified Party") shall promptly notify Hsu, and Hsu, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Hsu may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that Hsu shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) Hsu and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both Hsu and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them. Hsu shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Hsu agrees to indemnify the Indemnified Party to the extent set forth in this Agreement.

                  In the event a claim for indemnification as described herein is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then Hsu shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the undersigned and the party seeking contribution on the one hand and the relative faults of Hsu and the party seeking contribution on the other, as well as any relevant equitable considerations.

                  The provisions of this Agreement relating to indemnification and contribution shall survive termination of this Agreement and shall be binding upon any successors or assigns of Hsu.

                  8. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to the Stockholder upon the occurrence of any of the following:

                  (a) all of the Registrable Securities have been registered; or

                  (b) all of the Registrable Securities may be sold without such registration pursuant to Rule 144.

                  9.     Miscellaneous.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day ("Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close), (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Hsu and to the Company at the addresses indicated below.


                           If to Hsu, to:

                           Yungtai Hsu


                           Facsimile No.:

                           With a copy (which shall not constitute notice) to:

                           Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP 301 North Lake Avenue, 10th Floor
                           Pasadena, CA  91101
                           Attention:  Timothy J. Gosney
                           Facsimile No.: (626) 793-5900

                           If to the Company, to:

                           Bentley Pharmaceuticals, Inc.
                           Two Urban Centre, Suite 400
                           4890 West Kennedy Blvd.
                           Tampa, Florida 33609
                           Attention:  James R. Murphy
                           Facsimile No.:  (813) 282-8941

                           With a copy (which shall not constitute notice) to:

                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention: Mark S. Hirsch
                                      Jordan A. Horvath
                           Facsimile No.: (212) 704-6288

                  (c) Assignment; Benefit. This Agreement may not be assigned by Hsu without the prior written consent of the Company and any assignment without such consent shall be void. This Agreement may be assigned by the Company to any person or entity which purchases all or substantially all of the stock or assets of the Company or is the successor to the Company by merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and of Hsu.

                  (d) Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                  (e) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.

                  (h)      Arbitration of Disputes

                                    (i)  If  any  controversy  or dispute arises
under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the "Third Arbitrator") shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.

                                    (ii) The  arbitrators  may award any  relief
which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.

                                    (iii)   The   prevailing    party   in   the
arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys' fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.

                                    (iv)  Notwithstanding  the  foregoing,   the
parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.

                                    (v)   Each party  hereby consents and agrees
that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 9(b) hereof

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                                         BENTLEY PHARMACEUTICALS, INC.


                                         By:   /s/  James R. Murphy
                                            ------------------------------------
                                            James R. Murphy, Chairman, President
                                             and Chief Executive Officer


                                              /s/ Yungtai Hsu
                                           -------------------------------------
                                           Yungtai Hsu, in his personal capacity